Exhibit 10.29

Execution Copy

CITY OF GARNETT, KANSAS,
As Lessor,

AND

EAST KANSAS AGRI-ENERGY, L.L.C.
As Lessee

LEASE AGREEMENT

Dated as of December 1, 2005

Relating to:

$50,000,000
(Aggregate Maximum Principal Amount)
City of Garnett, Kansas
Industrial Revenue Bonds
(East Kansas Agri-Energy Project)
Series 2005

The interest of the City of Garnett, Kansas (the “City”) in this Lease Agreement has been pledged and assigned to Security Bank of Kansas City, as Trustee under the Trust Indenture dated as of December 1, 2005, between the City and the Trustee.

LEASE AGREEMENT

TABLE OF CONTENTS

Page

Parties	1
Recitals	1

ARTICLE I

DEFINITIONS

Section 1.1. Definitions of Words and Terms	2
Section 1.2. Rules of Interpretation	4

ARTICLE II

REPRESENTATIONS

Section 2.1. Representations by the City	5
Section 2.2. Representations by the Company	5

ARTICLE III

GRANTING PROVISIONS

Section 3.1. Granting of Leasehold Estate	6
Section 3.2. Lease Term	7
Section 3.3. Possession and Use of the Project	7

ARTICLE IV

PURCHASE, CONSTRUCTION, INSTALLATION AND
EQUIPPING OF THE PROJECT

Section 4.1. Issuance of the Bonds	7
Section 4.2. Purchase, Construction, Installation and Equipping of the Project	8
Section 4.3. Project Costs	9
Section 4.4. Payment for Project Costs	9
Section 4.5. Establishment of Completion Date	9
Section 4.6. Surplus or Deficiency in Construction Fund	10
Section 4.7. Project Property of City	10
Section 4.8. Machinery and Equipment Purchased by the Company	10

ARTICLE XIII

ASSIGNMENT AND SUBLEASE

Section 13.1. Assignment; Sublease	31
Section 13.2. Assignment of Revenues by City	32
Section 13.3. Prohibition Against Fee Mortgage of Project	32
Section 13.4. Restrictions on Sale or Encumbrance of Project by City	32

ARTICLE XIV

AMENDMENTS, CHANGES AND MODIFICATIONS

Section 14.1. Amendments, Changes and Modifications	32

ARTICLE XV

MISCELLANEOUS PROVISIONS

Section 15.1. Notices	33
Section 15.2. City Shall Not Unreasonably Withhold Consents and Approvals	33
Section 15.3. Net Lease	34
Section 15.4. No Pecuniary Liability	34
Section 15.5. Governing Law	34
Section 15.6. Electronic Storage	34
Section 15.7. Binding Effect	34
Section 15.8. Severability	34
Section 15.9. Execution in Counterparts	34

Signatures and Seals
Acknowledgments

Exhibit A – Excluded Property
Exhibit B – Project Equipment
Exhibit C – Project Improvements
Exhibit D – Project Site
Exhibit E – Form of Requisition Certificate

v

LEASE AGREEMENT

THIS LEASE AGREEMENT, dated as of December 1, 2005 (the “Lease”), between the CITY OF GARNETT, KANSAS, a municipal corporation organized and existing under the laws of the State of Kansas (the “City”), as lessor, and EAST KANSAS AGRI-ENERGY, L.L.C., a Kansas limited liability company (the “Company”); as lessee;

WITNESSETH:

WHEREAS, the City is authorized under the provisions of K.S.A. 12-1740 to 12-1749d, inclusive, as amended (the “Act”), to acquire, purchase, construct, improve, equip, remodel, sell and lease certain facilities within its jurisdiction for commercial purposes, and to issue revenue bonds for the purpose of paying the cost of such facilities, and to pledge the income and revenues to be derived from the operation of such facilities to secure the payment of the principal of and interest on such bonds;

WHEREAS, pursuant to the Act, the governing body of the City has heretofore passed Ordinance No. 3602 (the “Ordinance”) on June 14, 2005, authorizing the City to issue its Industrial Revenue Bonds (East Kansas Agri-Energy Project), Series 2005, in the aggregate maximum principal amount of $50,000,000 (the “Bonds”), for the purpose of acquiring, purchasing, constructing, installing and equipping a commercial project, consisting of an ethanol production facility, including land, buildings, structures, improvements, fixtures, machinery and equipment as hereinafter more fully described (the “Project”), and authorizing the City to lease the Project to the Company;

WHEREAS, pursuant to such Ordinance, the City is authorized to enter into, a Trust Indenture of even date herewith (the “Indenture”), with Security Bank of Kansas City, a state banking corporation (the “Trustee”), for the purpose of issuing and securing the Bonds, as therein provided, and to enter into this Lease with the Company under which the City will acquire, purchase, construct, improve, equip and remodel the Project and will lease the Project to the Company in consideration of rental payments by the Company which will be sufficient to pay the principal of and interest on the Bonds; and

WHEREAS, pursuant to the foregoing, the City desires to lease the Project to the Company and the Company desires to lease the Project from the City, for the rentals and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements herein contained, the City and the Company do hereby represent, covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.           Definitions of Words and Terms. In addition to any words and terms defined elsewhere in this Lease and the words and terms defined in Section 101 of the Indenture which definitions are hereby incorporated herein by reference, and terms defined, the following words and terms as used in this Lease shall have the following meanings:

“Additional Rent” means the additional rental described in Sections 5.2 and 6.2 of this Lease and, in addition, all payments required to be made to the Anderson County Treasurer, if any, in lieu of general ad valorem and personal property taxes pursuant to the Tax Abatement Agreement.

“Basic Rent” means the rental described in Section 5.1 of this Lease.

“Event of Default” means any Event of Default as described in Section 12.1 of this Lease.

“Excluded Property” means the personal property described on Exhibit A attached hereto and by this reference made a part hereof

“Full Insurable Value” means an amount at least sufficient to avoid the effect of any coinsurance provisions of the applicable fire and casualty insurance policy.

“Indenture” means the Trust Indenture dated as of December 1, 2005, between the City and the Trustee, as from time to time amended and supplemented in accordance with the provisions thereof.

“Lease” means this Lease Agreement, between the City and the Company, as from time to time amended and supplemented in accordance with the provisions of this Lease and Article XII of the Indenture.

“Leasehold Mortgage” means any Leasehold Mortgage, Assignment of Rents and Leases and Security Agreement, relating to the Project and any other leasehold mortgage permitted pursuant to the provisions of Section 10.4(b) hereof.

“Lease Term” means the period from the effective date of this Lease until the expiration thereof pursuant to Section 3.2 of this Lease.

“Mortgage” means the Future Advance Mortgage dated November 23, 2004 from the Company to Home Federal Savings Bank, as supplemented and amended.

“Net Proceeds” means, when used with respect to any insurance or condemnation award with respect to the Project, the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses (including attorneys’ fees, trustee’s fees and any extraordinary expenses of the City and the Trustee) incurred in the collection of such gross proceeds.

“Permitted Encumbrances” means, as of any particular time (a) liens for ad valorem taxes and special assessments not then delinquent, (b) the Indenture, (c) this Lease, (d) utility, access and other easements and rights-of-way, mineral rights, restrictions, exceptions and encumbrances that will not materially interfere with or impair the operations being conducted on the Project Site or easements granted to the City, (e) such minor defects, irregularities, encumbrances, easements, mechanic’s liens, rights-of-way and clouds on title as normally exist with respect to properties similar in character to the Project and as do not in the aggregate materially impair the property affected thereby for the purpose for which it was acquired or is held by the City, (f) the Mortgage and any Leasehold Mortgage, and (g) any other lien, encumbrance, lease, easements, restrictions or covenants consented to by the Owner of 100% of the principal amount of the Bonds.

“Plans and Specifications” means the plans and specifications prepared. for and showing the Project, as amended by the Company from time to time prior to the Completion Date, the same being duly certified by the Company, and on file at the principal office of the Company in Olathe, Kansas and which shall be available for reasonable inspection by the City, the Trustee and their duly appointed representatives.

“Project Equipment” means all items of machinery, equipment and parts or other personal property installed or acquired or to be acquired for installation in the Project Improvements or elsewhere on the Project Site pursuant to Article IV hereof and paid for in whole or in part from the proceeds of Bonds, as described in Exhibit B attached hereto and by this reference made a part hereof, and all replacements thereof and substitutions therefor made pursuant to this Lease.

“Project Improvements” means all buildings, structures, improvements and fixtures located on or to be acquired, purchased, constructed, improved or remodeled on the Project Site pursuant to Article IV hereof, as described in Exhibit C attached hereto and by this reference made a part hereof, and all additions, alterations, modifications and improvements thereof made pursuant to this Lease.

“Project Site” means all of the real estate described in Exhibit D attached hereto and by this reference made a part hereof.

“Trustee” means Security Bank of Kansas City, a state banking corporation, duly organized and existing under the laws of the State of Kansas, and its successor or successors and any other corporation which at the time may be substituted in its place pursuant to and at the time serving as Trustee under this Indenture.

Section 1.2.                                Rules of Interpretation.

(a)                                  Words of the masculine; gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

(b)                                 Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa, and words importing persons shall include firms, associations and corporations, including governmental entities, as well as natural persons.

(c)                                  Wherever in this Lease it is provided that either part shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

(d)                                 All references in this instrument to designated “Articles,” “Sections” and other subdivisions are, unless otherwise specified, to the designated Articles, Sections and subdivisions of this instrument as originally executed. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Lease Agreement as a whole and not to any particular Article, Section or other subdivision.

(e)                                  The Table of Contents and the Article and Section headings of this Lease shall not be treated as a part of this Lease or as affecting the true meaning of the provisions hereof.

ARTICLE II

REPRESENTATIONS

Section 2.1.                                Representations by the City. The City makes the following representations as the basis for the undertakings on its part herein contained:

(a)                                  The City is a municipal corporation duly organized and validly existing under the laws of the State of Kansas. Under the provisions of the Act, the City has lawful power and authority to enter into the transactions, contemplated by this Lease and to carry out its obligations hereunder. By proper action of its governing body, the City has been duly authorized to execute and deliver this Lease, acting by and through its duly authorized officers.

(b)                                 The City proposes to acquire the Project Site, subject to Permitted Encumbrances, and proposes to acquire, purchase, construct, improve, equip and remodel or cause to be acquired, purchased, constructed, improved, equipped and remodeled on the Project Site the Project Improvements, and proposes to acquire and install, or cause to be acquired and installed, the Project Equipment in the Project Improvements or on the Project Site. The City proposes to lease the Project to the Company and sell the Project to the Company if the Company exercises its option to purchase the Project, all for the purpose of furthering the public purposes of the Act, and the governing body of the City has found and determined that the acquisition, purchase, construction, improving, equipping and remodeling of the Project will further the public purposes of the Act.

(c)                                  To finance the costs of the Project, the City proposes to issue the Bonds which will be scheduled to mature as set forth in Article II of the Indenture and will be subject to redemption prior to maturity in accordance with the provisions of Article III of the Indenture.

(d)                                 The Bonds are to be issued under and secured by the Indenture, pursuant to which the Project and the net earnings therefrom, including all rents, revenues and receipts to be derived by the City from the leasing or sale of the Project, will be pledged and assigned to the Trustee as security for payment of the principal of and interest on the Bonds.

(e)                                  The City will not mortgage the Project or pledge the revenues derived therefrom for any bonds or other obligations other than the Bonds except with the written consent of the Authorized Company Representative.

(f)                                    The City shall have no authority to operate the Project as a business or in any other manner except as the lessor thereof.

(g)                                 The acquisition, purchase, construction, improvement, equipping and remodeling of the Project and the leasing of the Project by the City to the Company will further the public purposes of the Act.

(h)                                 No member of the governing body of the City or any other officer of the City has any significant or conflicting interest, financial, employment or otherwise, in the Company or in the transactions contemplated hereby.

Section 2.2.           Representations by the Company. The Company makes the following representations as the basis for the undertakings on its part herein contained:

(a)                                  The Company is a limited liability company validly existing and in good standing under the laws of the State of Kansas and duly qualified to do business in the State of Kansas.

(b)                                 The Company has lawful power and authority to enter into this Lease and to carry out its obligations hereunder and by proper corporate action of its Members, the Company has been duly authorized to execute and deliver this Lease.

(c)                                  The execution and delivery of this Lease, the consummation of the transactions contemplated hereby, and the performance of or compliance with the terms and conditions of this Lease by the Company will not conflict with or result in a material breach of any of the terms, conditions or provisions of, or constitute a material default under, any mortgage, deed of trust, lease or any other corporate restrictions or any agreement or instrument to which the Company is a party or by which it or any of its property is bound, or the Company’s Articles of Organization or Operating Agreement or any order, rule or regulation applicable to the Company or any of its property of any court or governmental body, or constitute a material default under any of the foregoing, or result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company under the terms of any instrument or agreement to which the Company is a party.

(d)                                 The Project will comply with all presently applicable building and zoning, health, environmental and safety ordinances and laws, and to the best of its knowledge, without independent investigation, the Project will comply with all other applicable laws, rules and regulations.

(e)                                  The Project is located wholly within the corporate limits of the City of Garnett, Kansas.

ARTICLE III

GRANTING PROVISIONS

Section 3.1.           Granting of Leasehold Estate. The City hereby rents, leases and lets the Project to the Company, subject to Permitted Encumbrances, and the Company hereby rents, leases and hires the Project from the City, subject to Permitted Encumbrances, for the rentals and upon and subject to the terms and conditions herein contained.

Section 3.2.           Lease Term. This Lease shall become effective upon its delivery, and subject to sooner termination pursuant to the provisions of this Lease, shall have an initial term commencing as of the date of this Lease and terminating on June 1, 2016.

Section 3.3.                                Possession and Use of the Project.

(a)           The City covenants and agrees that as long as neither the City nor the Trustee has exercised any of the remedies set forth in Section 12.2(c) following the occurrence and continuance of an Event of Default, the Company shall have sole and exclusive possession of the Project (subject to Permitted Encumbrances and the City’s and the Trustee’s right of access pursuant to Section 10.3 hereof) and shall and may peaceably and quietly have, hold and enjoy the Project during the Lease Term. The City covenants and agrees that it will not take any action, other than expressly pursuant to Article XII of this Lease, to prevent the Company from having quiet and peaceable possession and enjoyment of the Project during the Lease Term and will, at the request and expense of the Company, cooperate with the Company in order that the Company may have quiet and peaceable possession and enjoyment of the Project and will defend the Company’s enjoyment and possession thereof against all parties

(b)           Subject to the provisions of this Section, the Company shall have the right to use the Project for any lawful purpose allowed by law and contemplated by the Act. The Company shall comply with all statutes, laws, ordinances, orders, judgments, decrees, regulations, directions and requirements of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Project or to any adjoining public ways, as to the manner of use or the condition of the Project or of adjoining public ways. The Company shall also comply with the mandatory requirements, rules and regulations of all insurers under the policies carried under the provisions of Article VII hereof. The Company shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of, or be imposed as a result of the failure of the Company to comply with the provisions of this Section. Notwithstanding any provision contained in this Section, however, the Company shall have the right, at its own cost and expense, to contest or review by legal or other appropriate procedures the validity or legality of any such governmental statute, law, ordinance, order, judgment, decree, regulation, direction or requirement, or any such requirement, rule or regulation of an insurer, and during such contest or review the Company may refrain from complying therewith.

ARTICLE IV

PURCHASE, CONSTRUCTION, RENOVATION, INSTALLATION
AND EQUIPPING OF THE PROJECT

Section 4.1.                                Issuance of the Bonds.

(a)                                  In order to provide funds for the payment of the Project Costs, the City agrees that it will issue, sell and cause to be delivered to the purchaser thereof the Bonds in accordance with the provisions of the Indenture and the Bond Purchase Agreement. The proceeds of the sale of the Bonds, when received, shall be paid over to the Trustee for the account of the City. The Trustee shall promptly deposit such proceeds, when received, as provided in the Indenture, to be used and applied as hereinafter provided in this Article and in the Indenture.

(b)                                 The City may authorize the issuance of Additional Bonds from time to time upon the terms and conditions provided in Section 209 of the Indenture for the purposes described therein.

(c)                                  If the Company is not in default hereunder, the City will, at the request of the Company, from time to time, use its best efforts to issue the amount of Additional Bonds specified by the Company; provided that the terms of such Additional Bonds, the purchase price to be paid therefor and the manner in which the proceeds therefrom are to be disbursed shall have been approved in writing by the Company; provided further that the Company and the City shall have entered into an amendment to this Lease to provide for rent in an amount at least sufficient to pay principal and interest on the Additional Bonds when due and the City shall have otherwise complied with the provisions of the Indenture with respect to the issuance of such Additional Bonds.

Section 4.2.           Purchase, Construction, Renovation, Installation and Equipping of the Project. The City and the Company agree that the City will and the Company as the agent of the City shall, but solely from the Construction Fund except as otherwise provided herein, acquire, purchase, construct, improve, equip and remodel the Project as follows.

(a)                                  Concurrently with the execution of this Lease, the City will acquire the Project Site and any Project Improvements and Project Equipment located on the Project Site and which the Company desires to convey to the City. In no event will the City acquire title to the Excluded Property. Concurrently with the execution of this Lease (1) a deed and any other necessary instruments of transfer will be delivered to the City, (2) said deed will be placed of record, and (3) the title insurance policies required by Article VII hereof or commitments to issue such policies will be delivered to the Trustee.

(b)                                 The Company will, on behalf of the City, acquire, purchase, construct, improve and remodel the Project Improvements on the Project Site and otherwise improve the Project Site in accordance with the Plans and Specifications. The Company may make minor changes in and to the Construction Contracts and the Plans and Specifications incorporated therein without the consent of the City. The Company shall notify the City in writing of major changes. Major changes shall be any change that has an estimated cost (increase or decrease) of $1,000,000. The Company agrees that the aforesaid acquisition, purchase, construction, improvement and remodeling will, with such changes and additions as may be made hereunder, result in a Project suitable for use by the Company for its purposes, and that all real and personal property described therein is necessary in connection with the Project.

(c)                                  The Company will, on behalf of the City, purchase and install the Project Equipment in the Project Improvements or on the Project Site in accordance with the Plans and Specifications. The City and the Company recognize that the Project Equipment is subject to change during the Construction Period and thereafter pursuant to the provisions of this Lease, and agree that the definitive list of the Project Equipment shall be the list maintained by the Trustee pursuant to Section 10.8 of this Lease.

(d)                                 The Company agrees that it will use its best efforts to cause the acquisition, purchase, construction, improvement, equipping and remodeling of the Project to be completed as soon as practicable with all reasonable dispatch. In the event such acquisition, purchase, construction, improvement, and equipping and remodeling commences prior to the receipt of proceeds from the sale of the Bonds, the Company agrees to advance all funds necessary for such purpose. The Company shall seek reimbursement for all such fields advanced.

Section 4.3.           Project Costs. The term Project Costs shall have the meaning set forth in the Indenture. The City hereby agrees to pay for, but solely from the Construction Fund, and hereby authorizes and directs the Trustee to pay for, but solely from the Construction Fund, all Project Costs upon receipt by the Trustee of a certificate pursuant to Section 4.4 hereof.

Section 4.4.           Payment for Project Costs. All Project Costs as specified in Section 4.3 hereof shall be paid by the Trustee from the Construction Fund as more fully provided in the Indenture. The City hereby authorizes and directs the Trustee to make disbursements from the Construction Fund, upon receipt by the Trustee of certificates in substantially the form attached hereto as Exhibit E, signed by an Authorized Company Representative:

(a)                                  requesting payment of a specified amount of such funds and directing to whom such amount shall be paid (whose name and address shall be stated);

(b)                                 describing in reasonable detail each item of Project Costs for which payment is being requested;

(c)                                  stating that each item for which payment is requested is or was necessary and appropriate in connection with the acquisition, purchase, construction, improvement, equipping or remodeling of the Project, has been properly incurred and is a proper charge against the Construction Fund, that the amount requested either has been paid, or is justly due, and has not been the basis of any previous requisition from the Construction Fund; and

 (d)          stating that, except for the amounts, if any, stated in said certificate, to the best of their knowledge there are no outstanding statements which are then due and payable for labor, wages, materials, supplies or services in .connection with the purchase, acquisition, construction, improving, equipping or remodeling of the Project which, if unpaid, might become the basis of a vendors’, mechanics’, laborers’ or materialmen’s statutory or other similar lien upon the Project or any part thereof, or setting out (i) all disputed statements and the reason for such disputes, and (ii) all statements in process but not yet presented to the Trustee for payment.

The Trustee may rely conclusively on any such certificate and shall not be required to make any independent investigation in connection therewith.

Section 4.5.           Establishment of Completion Date. The Completion Date shall be evidenced to the Trustee by a certificate signed by the Authorized Company Representative stating (a) that the acquisition, purchase, construction, improvement, equipping and remodeling of the Project has been completed in accordance with the Plans and Specifications, (b) that all costs and expenses incurred in the acquisition, purchase, construction, improvement, equipping and remodeling of the Project have been paid except costs and expenses the payment of which is not yet due or is being retained or contested in good faith by the Company, and (c) amounts to be retained by Trustee with respect to item (b) above. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. The Company and the City agree to cooperate in causing such certificate to be furnished to the Trustee.

Section 4.6.                                Surplus or Deficiency in Construction Fund.

(a)                                  Upon receipt of the certificate described in Section 4.5 hereof, the Trustee shall, as provided in Section 504 of the Indenture, transfer any remaining moneys then in the Construction Fund to the Bond Fund to be applied as directed by the Company solely to (1) the payment of principal and premium, if any, of the Bonds through the payment (including regularly scheduled principal payments, if any) or redemption thereof at the earliest date permissible under the terms of the Indenture, or (2) at the option of the Company, to the purchase of Bonds at such earlier date or dates as the Company may elect. Any amount so deposited in the Bond Fund may be invested as permitted by Section 702 of the Indenture.

(b)                                 If the Construction Fund shall be insufficient to pay fully all Project Costs and to complete the Project lien free, the. Company shall pay, in cash, the full amount of any such deficiency by making payments thereof directly to the contractors and to the suppliers of materials and services as the same shall become due, and the Company shall save the City and the Trustee whole and harmless from any obligation to pay such deficiency.

Section 4.7.           Project Property of City. The Project Site and all Project Improvements located thereon at the execution hereof and which the Company desires to convey to the City, all work and materials on the Project Improvements as such work progresses, and all additions or enlargements thereto or thereof, the Project as fully completed, anything under this Lease which becomes, is deemed to be, or constitutes a part of the Project, and the Project as repaired, rebuilt, rearranged, restored or replaced by the Company under the provisions of this Lease, except as otherwise specifically provided herein, shall immediately when erected or installed become the absolute property of the City, subject only to Permitted Encumbrances.

Section 4.8.           Machinery and Equipment Purchased by the Company. Any item of machinery or equipment the entire purchase price of which is paid for by the Company with the Company’s own funds, and no part of the purchase price of which is paid for from funds deposited pursuant to the terms of this Lease in the Construction Fund, shall be the property of the Company.

ARTICLE V

RENT PROVISIONS

Section 5.1.           Basic Rent. The Company covenants and agrees to pay to the Trustee in same day funds for the account of the City during this Lease Term, for deposit in the Bond Fund on or before 11:00 A.M., Trustee’s local time, on each June 1 and December 1, commencing June 1, 2006, the amount of principal of and the interest on the Bonds then due in accordance with the provisions of the Indenture, as Basic Rent for the Project, in an amount which, when added to any collected funds then on deposit in the Bond Fund and available for the payment of principal on the Bonds and the interest thereon on such payment date, shall be equal to the amount payable on such payment date as principal of the Bonds and the interest thereon as provided in the Indenture. All payments of Basic Rent provided for in this Section shall be paid directly to the Trustee and shall be deposited in accordance with the provisions of the Indenture into the Bond Fund and shall be used and applied by the Trustee in the manner and for the purposes set forth in this Lease and the Indenture. Subject to the other provisions of this Lease and the Indenture, at any time that the Company is the sole Bondowner, the Company may, at its option, make payments of Basic Rent by tendering a portion of the principal amount of the Bonds equal to such principal payment thereon to the Trustee for cancellation.

Section 5.2.                                Additional Rent. The Company shall pay as Additional Rent the following amounts:

(a)                                  all reasonable fees, charges and expenses, including agent and counsel fees, of the Trustee and the Paying Agent incurred under the Indenture, as and when the same become due;

(b)                                 all costs incident to the payment of the principal of and interest on the Bonds as the same becomes due and payable, including all costs and expenses in connection with the call, redemption and payment of all Outstanding Bonds;

(c)                                  all expenses. reasonably incurred in connection with the enforcement of any rights against the Company or the Project under this Lease or the Indenture by the City, the Trustee or the Bondowners, except for such expenses as may be incurred solely as a result of the gross negligence or wrongful misconduct of the City, the Trustee or both;

(d)                                 an amount sufficient to reimburse the City for all expenses reasonably incurred by the City hereunder and in connection with the performance of its obligations under this Lease, the Indenture or the Tax Abatement Agreement;

(e)                                  all amounts payable under the Tax Abatement Agreement;

(f)                                    all annual fees of the City or the Kansas Board of Tax Appeals; and

(f)                                    all other payments of whatever nature which the Company has agreed to pay or assume under the provisions of this Lease.

Section 5.3.                                Obligations of Company Absolute and Unconditional.

(a)                                  The obligations of the Company under this Lease to make payments of Basic Rent and Additional Rent on or before the date the same become due, and to perform all of its other obligations, covenants and agreements hereunder shall be absolute and unconditional, without notice or demand, and without abatement, deduction, set-off counterclaim, recoupment or defense or any right of termination or cancellation arising from any circumstance whatsoever, whether now existing or hereafter arising, and irrespective of whether the Project shall have been started or completed, or whether the City’s title thereto or to any part thereof is defective or nonexistent, and notwithstanding any damage to, loss, theft or destruction of, the Project or any part thereof, any failure of consideration or frustration of commercial purpose, the taking by eminent domain of title to or of the right of temporary use of all or any part of the Project, legal curtailment of the Company’s use thereof, the eviction or constructive eviction of the Company, any change in the tax or other laws of the United States of America, the State of Kansas or any political subdivision thereof, any change in the City’s legal organization or status, or any default of the City hereunder, and regardless of the invalidity of any action of the City, and regardless of the invalidity of any portion of this Lease.

(b)                                 Nothing in this Lease shall be construed to release the City from the performance of any agreement on its part herein contained or as a waiver by the Company of any rights or claims the Company may have against City under this Lease or otherwise, but any recovery upon such rights and claims shall be had from the City separately, it being the intent of this Lease that the Company shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Lease (including the obligation to pay Basic Rent and Additional Rent) for the benefit of the Bondowners. The Company may, however, at its own cost and expense and in its own name or in the name of the City, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the City hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the City in any such action or proceeding if the Company shall so request.

Section 5.4.           Prepayment of Basic Rent. The Company may at any time prepay all or any part of the Basic Rent  provided for hereunder. During such times as the amount held by the Trustee in the Bond Fund shall be sufficient to pay, at the time required, the principal of and interest on all the Bonds then remaining unpaid, the Company shall not be obligated to make payments of Basic Rent under the provisions of this Lease.

Section 5.5.           Redemption of Bonds. The City and the Trustee, at the written direction of the Company, at any time the aggregate moneys in the Bond Fund are sufficient for such purposes, shall (a) if the same are then redeemable under the provision of Article III of the Indenture, take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect the redemption of all or such part of the then Outstanding Bonds as may be specified by the Company, on such redemption date as may be specified by the Company or (b) cause such moneys in the Bond Fund or such part thereof as the Company shall direct, to be applied by the Trustee for the purchase of Bonds in the open market for the purpose of cancellation at prices not exceeding the principal amount thereof, or (c) a combination of (a) and (b) as provided in such direction.

ARTICLE VI

MAINTENANCE, TAXES AND UTILITIES

Section 6.1.           Maintenance and Repairs. Throughout the Lease Term the Company shall, at its own expense, keep the Project in as reasonably safe condition as the operation thereof will permit,

and keep the Project in good repair and in good operating condition, making from time to time all necessary repairs thereto and renewals and replacements thereof.

Section 6.2.           Taxes, Assessments and Other Governmental Charges.

(a)                                  The Company shall promptly pay and discharge, as the same become due, all taxes and assessments, general and special, and other governmental charges of any kind whatsoever that may be lawfully taxed, charged, levied, assessed or imposed upon or against the Project, or any part thereof or interest therein (including the leasehold estate of the Company therein) or any buildings, improvements, machinery and equipment at any time installed thereon by the Company, or the income therefrom or Basic Rent and other amounts payable under this Lease, including any new taxes and assessments not of the kind enumerated above to the extent that the same are lawfully made, levied or assessed in lieu of or in addition to taxes or assessments now customarily levied against real or personal property, and further including all utility charges, assessments and other general governmental charges and impositions whatsoever, foreseen or unforeseen, which if not paid when due would materially impair the security of the Bonds or materially encumber the City’s title to the Project; provided that with respect to any special assessments or other governmental charges that are lawfully levied and assessed which may be paid in installments, the Company shall be obligated to pay only such installments thereof as become due and payable during the Lease Term.

(b)                                 The Company shall have the right, in its own name or in the City’s name, to contest the validity or amount of any tax, assessment or other governmental charge which the Company is required to bear, pay and discharge pursuant to the terms of this Article by appropriate legal proceedings instituted before the tax, assessment or other governmental charge complained of becomes delinquent if and provided (1) the Company, before instituting any such contest, gives the City written notice of its intention so to do, (2) the Company diligently prosecutes any such contest, at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise, and (3) the Company promptly pays any final judgment enforcing the tax, assessment or other governmental charge so contested and thereafter promptly procures record release or satisfaction thereof. The City agrees to cooperate fully with the Company in connection with any and all administrative or judicial proceedings related to any tax, assessment or other governmental charge. The Company shall hold the City whole and harmless from any costs and expenses the City may incur related to any of the above.

Section 6.3.           Utilities. All utilities and utility services used by the Company in, on or about the Project shall be paid for by the Company and shall be contracted for by the Company in the Company’s own name, and the Company shall, at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith.

Section 6.4.           Ad Valorem Taxes. The City and the Company acknowledge that under the existing provisions of K.S.A. 79-201a, as amended, the property purchased, acquired, constructed, reconstructed, improved, equipped, furnished, repaired, enlarged or remodeled with the proceeds of the Bonds is entitled to exemption from general ad valorem and property taxes (other than special assessments levied on account of special benefits) on real and personal property, other than inventory for a period of ten (10) calendar years after the calendar year in which the Bonds are issued, provided proper application is made therefor. The City covenants that it will not voluntarily take any action which may be reasonably construed as tending to cause or induce the levy or assessment of such ad valorem or property taxes on the Project so long as any of the Bonds are Outstanding and unpaid or for said ten (10) year period, whichever shall be the shorter time, and at the Company’s request, fully cooperate with the Company in all reasonable ways to prevent any such levy or assessment. The City shall timely file the Application for Exemption to effect the property tax abatement described in K.S.A. 79-201a. The Company agrees to pay any such levies or assessments that are lawful on the Project.

Section 6.5.                                Reserved.

Section 6.6.                                Kansas Retailers’ Sales Tax.

(a)                                  The parties have entered into this Lease Agreement in contemplation that, under the existing provisions of K.S.A. 79-3606(d) and other applicable laws, sales of tangible personal property or services purchased in connection with acquisition, purchase, construction, improving, equipping or remodeling of the Project are entitled to exemption from the tax imposed by the Kansas Retailers’ Sales Tax Act. The parties agree that the City shall, upon the request of and with the Company’s assistance, promptly obtain from the State and furnish to the contractors and suppliers an exemption certificate for the acquisition, purchase, construction, improving, equipping or remodeling of the Project. The Company covenants that said exemption shall be used only in connection with the purchase of tangible personal property or services becoming a part of the Project.

(b)                                 The parties further acknowledge that, under the existing provisions of K.S.A. 79-3603(h), a tax may be levied at the currently lawful rate upon the gross receipts derived by the City from the renting or leasing of personal property, if any, purchased from the proceeds of the Bonds. The Company agrees to pay, as Additional Rent hereunder, the full amount of any such tax as hereinafter determined. Such payments, if required, shall be made at the same time as the installments of Rent provided for hereby, and shall be made directly to the City, or in such other manner as the City may from time to time direct in writing. It shall be the duty of the City to promptly file any returns and remit any such taxes to the State, or to make suitable provision therefor, in accordance with applicable laws, rulings and regulations. The City’s taxable gross receipts shall be determined by multiplying that portion of each installment of Basic Rent which represents the payment of principal of the Bonds by a fraction in which the total proceeds of the Bonds is the denominator, and the amount expended from Bond proceeds for the acquisition of personal property, which amount shall be determined by the Company and set forth in a certificate delivered to the City, the Company and the Trustee immediately following completion of acquisition, purchase, construction, improving, equipping or remodeling of the Project, is the numerator. The amount of each installment of tax due shall be determined by multiplying the City’s taxable gross receipts determined in accordance with the preceding sentence (unless a different determination has been made in a judicial or administrative proceeding as hereinafter provided), by such other tax rate percentage as may from time to time be imposed by applicable law. Notwithstanding the foregoing provisions, if it shall be determined in any judicial or administrative proceeding that the City’s taxable gross receipts are in an amount other than the amount determined by applying the foregoing provisions, the Company shall be obligated to pay and hereby agrees to pay the full amount of such tax, based upon such judicially or administratively determined gross receipts, it being the intent of this provision that the Company shall pay in full the amount of any such tax, but no more than such amount, which the City is obligated to collect under the present or any fixture laws of the State.

ARTICLE VII

INSURANCE

Section 7.1.                                Title Insurance. The Company has elected not to have the City obtain an owner’s policy of title insurance.

Section 7.2.                                Casualty Insurance.

(a)                                  Subject to the right of the Company to increase the deductibles described herein and to provide for self-insurance as provided in subparagraph (c) of this Section, the Company shall at all times during the Construction Period maintain at its sole cost and expense, or cause the contractors under the Construction Contracts to maintain, in full force and effect a policy or policies of Builder’s Risk-Completed Value Form Insurance insuring the Project against fire, lightning and all other risks covered by the extended coverage endorsement then in use in the State of Kansas to the Full Insurable Value of the Project (subject to reasonable loss deductible clauses not to exceed $100,000).

Subject to the rights of the Company provided in subparagraph (c) of this Section, prior to or simultaneously with the expiration of said Builder’s Risk Insurance, the Company shall at its sole cost and expense obtain and shall maintain throughout the Lease Term, a policy or policies of insurance to keep the Project constantly insured against loss or damage by fire, lightning and all other risks covered by the extended coverage insurance endorsement then in use in the State of Kansas in an amount equal to the Full Insurable Value thereof (subject to reasonable loss deductible clauses not to exceed $100,000). The initial determination of Full Insurable Value shall be made at the Completion Date, and thereafter, the Full Insurable Value of the Project shall be provided from time to time at the written request of the City’ or the Trustee (but not more frequently than once in every three years) by the certificate of an Authorized Company Representative or the chief financial officer of the Company. The insurance required pursuant to this Section shall be maintained at the Company’s sole cost and expense, shall be maintained with generally recognized responsible insurance company or companies authorized to do business in the State of Kansas as may be selected by the Company. Copies of the insurance policies required under this Section, or originals or certificates thereof, shall be delivered by the Company to the Trustee. All such policies of insurance pursuant to this Section, and all renewals thereof, shall name the City, the Company and the Trustee as insureds as their respective interests may appear, and shall contain a provision that such insurance may not be canceled by the issuer thereof without at least 30 days’ advance written notice to the City, the Company and the Trustee; and shall be payable to the Trustee.

(b)                                 In the event of loss or damage to the Project, the Net Proceeds of casualty insurance carried pursuant to this Section shall be paid over to the Trustee and shall be applied as provided in Article IX of this Lease.

(c)                                  In lieu of obtaining all or any part of the insurance required by subparagraph (a) hereof, the Company may elect to be self-insured for all or any part of the foregoing requirements (which right to self insure shall include the right of the Company to increase the deductibles on such policies to an amount not to exceed $500,000 provided the Company complies with each of the following: (i) the Company notifies the City and the Trustee in writing that it has elected to increase one or more of the deductibles on such policies or to provide such coverages through a self-insurance program, (ii) if the self-insurance program is maintained by a legal entity other than the Company, the Company notifies the City and the Trustee in writing of an address to which the City and the Trustee may submit claims under such self-insurance program, and (iii) the provider of such self insurance program is rated in one of the three highest rating categories by a nationally recognized rating agency (without regard to any rating modifiers).

Section 7.3.                                Public Liability Insurance.

(a)                                  Subject to the right of the Company to increase the deductibles described herein and to provide for self-insurance as provided in subparagraph (c) of this Section, the Company shall at its sole cost and expense maintain or cause to be maintained at all times during the Lease Term general accident and public liability insurance (including but not limited to coverage for all losses whatsoever arising from the ownership, maintenance, operation or use of any automobile, truck or other motor vehicle), under which the City, the Company and the Trustee shall be named as additional insureds, properly protecting and indemnifying the City and the Trustee, in an amount not less than $2,000,000 for bodily injury (including death) in any one occurrence (subject to reasonable loss deductible clauses not to exceed $100,000)), and not less than $1,000,000 for property damage in any one occurrence (subject to reasonable loss deductible clauses not to exceed $100,000). The policies of said insurance shall contain a provision that such insurance may not be canceled by the issuer thereof without at least 30 days’ advance written notice to the City, the Company and the Trustee. Such policies or copies or certificates thereof shall be furnished to the Trustee.

(b)                                 In the event of a public liability occurrence, the Net Proceeds of liability insurance carried pursuant to this Section shall be applied toward the extinguishment or satisfaction of the liability with respect to which such proceeds have been paid.

(c)                                  In lieu of obtaining all or any part of the insurance required by subparagraph (a) hereof, the Company may elect to be self-insured for all or any part of the foregoing requirements (which right to self insure shall include the right of the Company to increase the deductibles on such policies to an amount not to exceed $500,000) provided the Company complies with each of the following: (i) the Company notifies the City and the Trustee in writing that it has elected to increase one or more of the deductibles on such policies or to provide such coverages through a self-insurance program, (ii) if the self-insurance program is maintained by a legal entity other than the Company, the Company notifies the City and the Trustee in writing of an address to which the City and the Trustee may submit claims under such self-insurance program, and (iii) the provider of such self insurance program is rated in one of the three highest rating categories by a nationally recognized rating agency (without regard to any rating modifiers).

Section 7.4.           Blanket Insurance Policies. The Company may satisfy any of the insurance requirements set forth in this Article by using blanket policies of insurance, provided each and all of the requirements and specifications of this Article respecting insurance are complied with.

Section 7.5.           Indemnification of Trustee. The Company agrees to indemnify and save the

Trustee harmless against and from all claims by or on behalf of any person, firm or corporation arising from the conduct or management of, or from any work or thing done on, the Project during the Lease Term, and against and from all claims arising during the Lease Term from (a) any condition of the Project caused or permitted by the Company, (b) any breach or default on the part of the Company in the performance of any of its obligations under this Lease, (c) any contract entered into by the Company, its agents, employees or contracting obligees in connection with the acquisition, purchase, construction, improving, equipping or remodeling of the Project, (d) any act of negligence of the Company or of any of its agents, contractors, servants, employees or licensees, and (e) any act of negligence of any assignee or sublessee of the Company, or of any agents, contractors, servants, employees or licensees of any assignee or sublessee of the Company.

ARTICLE VIII

ALTERATION OF THE PROJECT

Section 8.1.           Additions, Modifications and Improvements of the Project. The Company shall have and is hereby given the right, at its sole cost and expense, to make such additions, modifications and improvements in and to any part of the Project as the Company from time to time may deem necessary or desirable for its business purposes. All additions, modifications and improvements made by the Company pursuant to the authority of this Section shall (a) be made in workmanlike manner and in strict compliance with all laws and ordinances applicable thereto, (b) when commenced, be prosecuted to completion with due diligence, and (c) when completed, be deemed a part of the Project; provided, however, that additions of machinery and equipment installed in the Project by the Company not purchased or acquired from funds deposited with the Trustee hereunder and not constituting repairs; renewals or replacements of Project Equipment under Section 8.2 hereof shall remain the property of the Company and may be removed by the Company.

Section 8.2.           Removal of Project Equipment. The Company shall have the right, provided the Company is not in default in the payment of Basic Rent or Additional Rent hereunder, to remove from the Project and (on behalf of the City) sell, exchange or otherwise dispose of, without responsibility or accountability to the City or the Trustee with respect thereto, any items of machinery and equipment which constitute a part of the Project Equipment and which have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary or which, in the sound discretion of the Company, are otherwise no longer useful to the Company in its operations conducted on or in the Project; provided that, if the aggregate value of Project Equipment sold, exchanged or disposed of in any fiscal year (on a non cumulative basis) exceeds $1,000,000, then with respect to the proposed removal in such fiscal year of such items of Project Equipment that originally cost $250,000 or more, the Company shall either:

(a)                                  Prior to any such removal, deliver to the City and the Trustee a certificate signed by the Company (1) containing a description of any machinery or equipment constituting a part of the Project Equipment which it proposes to remove from the Project, (2) stating the reason for such removal, and (3) setting forth the estimated market value of such machinery or equipment and pay the estimated value of such machinery or equipment as set forth in said certificate to the Trustee for deposit in the Bond Fund or obtain a written waiver from the Owners of all of the Bonds of the requirement that the estimated value be deposited into the Bond Fund; or

(b)                                 Promptly replace any such Project Equipment so removed with machinery and equipment of the same or a different kind but with a value equal to or greater than the fair market value of the Project Equipment so removed, and such machinery and equipment shall be deemed a part of the Project Equipment; within 30 days after any such replacement, deliver to the Trustee a certificate signed by the Company (1) setting forth a complete description, including make, model and serial numbers, if any, of the machinery and equipment which the Company has acquired to replace the Project Equipment so removed by the Company, (2) stating the cost thereof, and (3) stating that the machinery and equipment described in said certificate are fully paid for and have been installed on the Project.

The Trustee shall amend the list of Project Equipment maintained by it pursuant to Section 10.8 hereof upon receipt of such certificate. All machinery and equipment that replaces Project Equipment removed from the Project by the Company pursuant to paragraph (b) of this Section shall become and be deemed a part of the Project.

In all cases, the Company shall pay all the costs and expenses of any such removal and shall immediately repair at its expense all damage to the Project caused thereby. The Company’s rights under this Section to remove from the Project machinery and equipment constituting a part of the Project Equipment is intended only to permit the Company to maintain an efficient operation by the removal of machinery and equipment which is no longer suitable to the Company’s use of the Project for any of the reasons set forth in this Section, and such right is not to be construed to permit a removal under any other circumstances and specifically is not to be construed to permit the Company to make a wholesale removal of the Project Equipment.

Section 8.3.           Additional Improvements on the Project Site. The Company shall have and is hereby given the right, at its sole cost and expense, to construct on portions of the Project Site not theretofore occupied by buildings or improvements such additional buildings and improvements as the Company from time to time may deem necessary or desirable for its business purposes. All additional buildings and improvements constructed on the Project Site by the Company pursuant to the authority of this Section shall, during the life of this Lease, remain the property of the Company and may be added to, altered or razed and removed by the Company at any time. The Company covenants and agrees (a) to make any repairs and restorations required to be made to the Project because of the construction of, addition to, alteration or removal of said additional buildings or improvements, (b) to keep and maintain said additional buildings and improvements in good condition and repair, ordinary wear and tear excepted, and (c) to promptly and with due diligence either raze and remove in a good and workmanlike manner, or repair, replace or restore any of said additional buildings and improvements as may from time to time be damaged by fire or other casualty,

Section 8.4.           Permits and Authorizations. The Company shall not do or permit others under its control to do any work on the Project related to any repair, rebuilding, restoration, replacement, modification or addition to the Project, or any part thereof, unless all requisite municipal and other governmental permits and authorizations shall have been first procured. The City agrees not to charge the Company any fees for any such permits or authorizations. All such work shall be done in a good and workmanlike manner and in compliance with all applicable building, zoning and other laws, ordinances, governmental regulations and requirements and in accordance with the requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of Article VII hereof.

Section 8.5.                                Mechanics’ Liens.

(a)                                  Neither the City nor the Company shall do or suffer anything to be done whereby the Project, or any part thereof, may be encumbered by any mechanics’ or other similar lien. Whenever and as often as any mechanics’ or other similar lien is filed against the Project, or any part thereof, purporting to be for or on account of any labor done or materials or services furnished in connection with any work in or about the Project, the Company shall discharge the same of record within 90 days after the date of filing. Notice is hereby given that the City shall not be liable for any labor or materials furnished the Company or anyone claiming by, through or under the Company upon credit, and that no mechanics’ or other similar lien for any such labor, services or materials shall attach to or affect the reversionary or other estate of the City in and to the Project or any part thereof.

(b)                                 Notwithstanding paragraph (a) above, the Company shall have the right to contest any such mechanics’ or other similar lien if within said 90-day period stated above it notifies the City and the Trustee in writing of its intention so to do, and provided the Company diligently prosecutes such contest, at all times effectively stays or prevents any official or judicial sale of the Project, or any part thereof or interest therein, under execution or otherwise, and pays or otherwise satisfies any final judgment enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof. The Company shall hold the City whole and harmless from any loss, costs or expenses the City may incur related to any such contest. The City shall cooperate fully with the Company in any such contest.

Section 8.6. Option to Purchase Unimproved Portions of the Project Site. The City hereby grants to the Company the right at any time and from time to time to purchase any unimproved portion or portions of the Project Site. For the purposes of this Section “unimproved” shall mean real property upon which no improvements are located, excluding improvements relating to streets, sidewalks, bridges, stormwater, grading, utility or other similar improvements. As conditions to such purchase the City and the Trustee shall receive from the Company at least 30 days prior to the proposed date for completing the purchase the following (1) a written certificate from the Company to the effect (i) that the Company desires to purchase an unimproved portion of the Project Site, (ii) the proposed date for completing the purchase, and (iii) that the Company is not in default under any of the provisions of this Legal Agreement, (2) providing the City and the Trustee with an adequate legal description of that portion (together with the interest in such portion) of the property to be purchased and a copy of a title commitment with respect to such property, (3) a certificate of an independent engineer or surveyor, dated not more than 30 days prior to the date of the request stating that, in the opinion of the person signing such certificate, (i) the unimproved portion of the Project Site is unimproved within the definition contained in this Section (ii) the unimproved portion of the Project Site so proposed to be purchased is not needed for the operation of the Project, and (iii) the proposed purchase will not impair the usefulness of the Project for its intended purposes and will not destroy the means of ingress thereto and egress therefrom, and (4) the written consent of the Owners of all of the Bonds.

The purchase price for such unimproved portion of the Project Site shall be determined by the

Owners of all of the Bonds and shall be received in writing by the City and the Trustee at least 10 days prior to the proposed date for completing the purchase. Such purchase price shall be paid to the Trustee at the time the City executes and delivers a Warranty Deed conveying the property which is to be purchased to the Company. The Trustee shall deposit such amount (if any) into the Bond Fund. If such amount is more than $1,000, such amount shall be used by the Trustee to redeem Bonds in accordance with Section 302(a) of the Indenture. If such amount is $1,000 or less the Trustee shall apply such amount to the next interest payment on the Bonds.

Upon the City’s receipt of written notice from the Trustee that the Trustee has received all of the items required by this Section, the Mayor and City Clerk of the City shall execute a Warranty Deed conveying such property to the Company and shall deliver such deed to the Company. Such Warranty Deed shall be subject to the following: (1) those liens and encumbrances, if any, to which title to that portion of the Project Site was subject when conveyed to the City; (2) those liens and encumbrances created by the Company or to the creation or suffering of which the Company consented; (3) those liens and encumbrances resulting from the failure of the Company to perform or observe any of the agreement on its part contained in this Lease; (4) Permitted Encumbrances other than the Indenture and this Lease; and (5) if the unimproved portion of the Project Site or any part thereof is being condemned, the rights and title of any condemning authority.

Upon any purchase of portions of the Project Site pursuant to this Section, the portions of the Project Site so purchased shall no longer be entitled to the benefits of the Tax Abatement Agreement.

ARTICLE IX

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 9.1.                                Damage or Destruction.

(a)                                  If the Project shall be damaged or destroyed by fire or any other casualty, whether or not covered by insurance, the Company, as promptly as practicable, shall either repair, restore, replace or rebuild the same to as nearly as may be practicable their condition and character immediately prior to such damage or destruction, and so that upon completion of such repairs, restoration, replacement or rebuilding such Project shall be of a value not less than the value thereof immediately prior to the occurrence of such damage or destruction or, at the Company’s option, shall construct upon the Project Site new buildings and improvements thereafter together with all new machinery, equipment and fixtures which are either to be attached to or are to be used in connection with the operation or maintenance thereof, provided that (i) the value thereof shall not be less than the value of such destroyed or damaged Project Improvements and/or Project Equipment immediately prior to the occurrence of such damage or destruction and (ii) the nature of such new buildings, improvements, machinery, equipment and fixtures will not impair the character of the Project as an enterprise permitted by the Act.

If the Company shall elect to construct any such new buildings and improvements, for all purposes of this Lease, any reference to the words “Project Improvements” shall be deemed to also include any such new buildings and improvements and all additions thereto and all replacements and alterations thereof and any reference to the words “Project Equipment” shall be deemed to include any such new machinery, equipment and fixtures which are either attached to or are used in connection with the operation or maintenance of such new buildings and improvements and all additions or replacements thereof.

The Net Proceeds of casualty insurance required by Article VII hereof received with respect to such damage or loss to the Project shall be disbursed in accordance with the Mortgage so long as the Mortgage contains provisions governing the disbursement of casualty insurance proceeds. If there is no Mortgage, the Net Proceeds of casualty insurance required by Article VII hereof received with respect to such damage or loss to the Project shall he disbursed in accordance with, the Leasehold Mortgage (in order of priority of recording) so long as the Leasehold Mortgages contain provisions governing the disbursement of casualty insurance proceeds. If there is no Mortgage and no Leasehold Mortgage, or if the Mortgage or any Leasehold Mortgage do not contain provisions governing the disbursement of casualty insurance proceeds, then (i) if such Net Proceeds are less than $250,000, the Net Proceeds shall be paid to the Company to be used in accordance with this Lease, and (ii) if such Net Proceeds equal or exceed $250,000, the Net Proceeds shall be paid to the Trustee and shall be applied in the following manner:

(A)                              there shall be paid to the Company from the Net Proceeds such part thereof as shall equal the cost to the. Company of making such temporary repairs or doing such other work, as, in the Company’s reasonable opinion, may be necessary in order to protect the Project pending adjustment of the insurance loss or the making of permanent repairs, restoration, replacement or rebuilding;

(B)                                there shall be paid to the Company from the Net Proceeds such part thereof as shall equal the cost to the Company of repairing, restoring, replacing or rebuilding the Project or any part thereof;

(C)                                payment to the Company pursuant to subdivisions (A) or (B) of this subsection (a)(ii) from such Net Proceeds shall be made to the Company from time to time as the work progresses, in amounts equal to the cost of labor and material incorporated into and used in such work, the buildings’, architects’ and engineers’ fees, and other charges in connection with such work, upon delivery to the City and the Trustee of a certificate of the Company’s architect or general contractor, as the case may be, in charge of such work, certifying: (1) that the amounts so to be paid to the Company are payable to the Company in accordance with the provisions of this Article and that such amounts are then due and payable by the Company or have theretofore been paid by the Company; (2) the progress of the work; (3) that the work has been done in accordance with the plans and specifications therefor and all insurance requirements of Article VII hereof; (4) that the sum requested when added to all sums previously paid out under, this Article for the work does not exceed the value of the work done to the date of such certificate; (5) the estimated cost of completing the work, in reasonable detail; and (6) that the remaining Net Proceeds are sufficient to pay the estimated cost of completing the work; and

(D)                               at the request of the City or the Trustee, the Company shall furnish to the person requesting the same, at the time of any such payment, with an official search, or other evidence reasonably satisfactory to such person, that there has not been filed with respect to the Project Site or the Project Improvements any mechanic’s or other lien which has not been discharged of record, in respect of any work, labor, services or materials performed, furnished or supplied, in connection with the work and that all of said materials have been purchased free and clear of all security interest or other encumbrances. The Trustee shall not pay out any such sum when the Project Site or the Project Improvements shall be encumbered with any such security interest or encumbrance. Upon the termination of this Lease and the payment in fill of the Bonds, any monies then held by the Trustee shall be paid over to the Company.

(b)                                 The insurance monies, if any, paid to the Company as provided under this Article, on account of any loss or destruction to the Project, shall be held by it in trust and applied only for the purposes of repairing, reconstructing or restoring the Project or constructing new buildings and improvements and installing new machinery, equipment and fixtures thereto.

(c)                                  If any of the insurance monies paid by the insurance company to the Trustee or the

Company as hereinabove provided, shall remain after the completion of such repairs, restoration, replacement or rebuilding, and this Lease shall not have terminated, the excess shall be deposited in the Bond Fund. If the Net Proceeds shall be insufficient to pay the entire cost of such repairs, restoration, replacement or rebuilding, the Company shall pay the deficiency.

(d)                                 Except as otherwise provided in this Lease, in the event of any such damage by fire or any other casualty, the provisions of this Lease shall be unaffected and the Company shall remain and continue liable for the payment of all Basic Rent and Additional mental and all other charges required hereunder to be paid by the Company, as though no damage by fire or any other casualty has occurred.

(e)                                  The City and the Company agree that they will cooperate with each other, to such extent as such other party may reasonably require, in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of any insurance monies that may be due in the event of, any loss or damage, and that they will execute and deliver to such other parties such instruments as may be required to facilitate the recovery of any insurance monies.

(f)                                    The Company agrees to give prompt notice to the City and the Trustee with respect to all fires and any other casualties occurring in, on, at or about the Project.

(g)                                 If the Company shall determine that rebuilding, repairing, restoring or replacing the Project is not practicable and desirable, any Net Proceeds of casualty insurance required by Article VII hereof received with respect to such damage or loss shall be paid into the Bond Fund and shall be used to redeem Bonds on the earliest practicable redemption date or to pay the principal of any Bonds as the same become due. The Company agrees to be reasonable in exercising its judgment pursuant to this subsection (g).

(h)                                 The Company shall not, by reason of its inability to use all or any part of the Project during any period in which the Project is damaged or destroyed or is being repaired, rebuilt, restored or replaced, nor by reason of the payment of the costs of such rebuilding, repairing, restoring or replacing, be entitled to any reimbursement from the City, the Trustee or the Bondowners or to any abatement or diminution of the rentals payable by the Company under this Lease or of any other obligations of the Company under this Lease except as expressly provided in this Section.

Section 9.2.                                Condemnation.

(a)                                  If during the Lease Term, title to, or the temporary use of, all or any part of the Project shall be condemned by or sold under threat of condemnation to any authority possessing the power of eminent domain, to such extent that the claim or loss resulting from such condemnation is greater than $250,000, the Company shall, within 90 days after the date of entry of a final order in any eminent domain proceedings granting condemnation or the date of sale under threat of condemnation, notify the City and the Trustee in writing as to the nature and extent of such condemnation or loss of title and whether it is practicable and desirable to acquire or construct substitute improvements.

(b)                                 If the Company shall determine that such substitution is practicable and desirable, the Company shall proceed promptly with and complete with reasonable dispatch the acquisition or construction of such substitute improvements, so as to place the Project in substantially the same condition as existed prior to the exercise of the said power of eminent domain, including the acquisition or construction of other improvements suitable for the Company’s operations at the Project (which improvements will be deemed a part of the Project and available for use and occupancy by the Company without the payment of any rent other than herein provided, to the same extent as if such other improvements were specifically described herein and demised hereby); provided, that such improvements will be acquired by the City subject to no liens, security interests or encumbrances prior to the lien and/or security interest afforded by the Indenture other than Permitted Encumbrances. In such case, any Net Proceeds received from any award or awards with respect to the Project or any part thereof made in such condemnation or eminent domain proceedings, or of the sale proceeds, shall be applied in the same manner as provided in Section 9.1 hereof (with respect to the receipt of casualty insurance proceeds).

(c)                                  If the Company shall determine that it is not practicable and desirable to acquire or construct substitute improvements, any Net Proceeds of condemnation awards received by the Company shall be disbursed in accordance with the Mortgage or any Leasehold Mortgage (in the order of priority) and, if there is no Mortgage and no Leasehold Mortgage or if the Mortgage or any Leasehold Mortgage do not contain provisions governing the disbursement of condemnation awards, paid into the Bond Fund and shall be used to redeem Bonds on the earliest practicable redemption date or to pay the principal of any Bonds as the same becomes due and payable.

(d)                                 The Company shall not, by reason of its inability to use all or any part of the Project during any such period of restoration or acquisition nor by reason of the payment of the costs of such restoration or acquisition, be entitled to any reimbursement from the City, the Trustee or the Bondowners or to any abatement or diminution of the rentals payable by the Company under this Lease nor of any other obligations hereunder except as expressly provided in this Section.

(e)                                  The City shall cooperate fully with the Company in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Project or any part thereof, and shall, to the extent it may lawfully do so; permit the Company to litigate in any such proceeding in the name and on behalf of the City. In no event will the City voluntarily settle or consent to the settlement of any prospective or pending condemnation proceedings with respect to the Project or any part thereof without the prior written consent of the Company.

ARTICLE X

SPECIAL COVENANTS

Section 10.1. No Warranty of Condition or Suitability by the City; Exculpation and Indemnification. The City makes no warranty, either express or implied, as to the condition of the Project or that it will be suitable for the Company’s purposes or needs. The Company releases the City from, agrees that the City shall not be liable for and agrees to hold the City harmless against, any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project or the use thereof, unless such loss is the result of the City’s gross negligence or willful misconduct.

Section 10.2. Surrender of Possession. Upon accrual of the City’s right of re-entry because of the Company’s default hereunder or upon the cancellation or termination of this Lease for any reason other than the Company’s purchase of the Project pursuant to Article XI hereof, the Company shall peacefully surrender possession of the Project to the City in good condition and repair, ordinary wear and tear excepted; provided, however, the Company shall have the right within 90 days (or such later date as the City may agree to) after the termination of this Lease to remove from the Project Site any buildings, improvements, furniture, trade fixtures, machinery and equipment by the Company and not constituting part of the project. All repairs to and restorations of the Project required to be made because of such removal shall be made by and at the sole cost and expense of the Company, and during said 90-day (or extended) period the Company shall bear the sole responsibility for and bear the sole risk of loss for said buildings, improvements, furniture, trade fixtures, machinery and equipment. All buildings, improvements, furniture, trade fixtures, machinery and equipment owned by the Company and which are not so removed from the Project prior to the expiration of said period shall be the separate and absolute property of the City.

Section 10.3. City’s Right of Access to the Project. In addition to the inspection rights of the City pursuant to Section 3.1 of the Tax Abatement Agreement, the Company agrees that the City and the Trustee and their duly authorized agents shall have the right to enter upon the Project Site after delivering written notice to the Company (a) as may be reasonably necessary to cause to be completed the acquisition, purchase, construction, improving, equipping or remodeling provided for in Section 4.2 hereof, (b) to perform such work in and about the Project made necessary by reason of the Company’s default under any of the provisions of this Lease, and (c) following an Event of Default, to exhibit the Project to prospective purchasers, lessees or trustees.

Section 10.4. Granting of Easements; Leasehold Mortgages.

(a)                                  If no Event of Default under this Lease shall have happened and be continuing, the Company may at any time or times (1) grant easements, licenses, rights-of-way (including the dedication of public highways) and other rights or privileges in the nature of easements that are for the direct use of the Project, or part thereof, by the grantee, (2) release existing easements, licenses, rights-of-way and other rights or privileges, all with or without consideration and upon such terms and conditions as the Company shall determine, or (3) incur Permitted Encumbrances. The City agrees that it will execute and deliver and will cause and direct the Trustee to execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right-of-way or other right or privilege or any such agreement or other arrangement, upon receipt by the City and the Trustee of:  (i) a copy of the instrument of grant or release or of the agreement or other arrangement, (ii) a written application signed by an Authorized Company Representative requesting such instrument, and (iii) a certificate executed by an Authorized Company Representative stating that such grant or release is not detrimental to the proper conduct of the business of the Company, will not impair the effective use or interfere with the efficient and economical operation of the Project, and will not materially adversely affect the security intended to be given by or under the Indenture. If the instrument of grant shall provide that any such easement or right and the rights of such other parties thereunder shall be superior to the rights of City and the Trustee under this Lease and the Indenture and shall not be affected by any termination of this Lease or default on the part of the Company hereunder then such easement shall not have any effect whatsoever without the written consent of the City. If no Event of Default shall have happened and be continuing beyond any applicable grace period, any payments or other consideration received by the Company for any such grant or with respect to or under any such agreement or other arrangement shall be and remain the property of the Company, but, in the event of the termination of this Lease or during the continuation of an Event of Default, all rights then existing of the Company with respect to or under such grant shall inure to the benefit of and be exercisable by the City and the Trustee.

(b)                                 The Company may mortgage the leasehold estate created by this Lease, without the City’s consent, provided and upon condition that:

(i)                                     a duplicate original or certified copy or photostatic copy of each such Leasehold Mortgage, and the note or other obligation secured thereby, is delivered to the City within thirty (30) days after the execution thereof; and

(ii)                                  such Leasehold Mortgage shall contain a covenant to the effect that the net proceeds of all insurance policies and the condemnation award shall be held, used and applied for the purposes and in the manner provided for in this Lease.

(c)                                  Notwithstanding anything contained to the contrary in this Lease, (a) the Company shall have the right to assign this Lease and any subleases to any Leasehold Mortgagee or to the designee or nominee of such Leasehold Mortgagee, without the consent of the City, and (b) if the leasehold mortgagee or its designee or nominee shall acquire ownership of the leasehold estate, either following foreclosure of such Leasehold Mortgage or in liquidation of the indebtedness and in lieu of foreclosure thereof, the leasehold mortgagee or its designee or nominee shall have the further right to further assign this Lease and any subleases and any purchase money mortgage accepted in connection therewith, without the consent of the City and such assignee shall enjoy all rights, powers and privileges granted herein to leasehold mortgagees.

(d)                                 If (1) the Company shall execute and deliver a Leasehold Mortgage, and (2) the provisions and conditions of subsection (b) above shall have been fully complied with and observed with respect to such Leasehold Mortgage, and (3) the Company or the mortgagee under such Leasehold Mortgage shall have notified the City in writing of the making thereof and of the name and address of such leasehold mortgagee; then.

(i)                                     this Lease may not be modified, amended, canceled or surrendered by agreement between the City and the Company, without the prior written consent of such leasehold mortgagee;

(ii)                                  there shall be no merger of this Lease or of the leasehold estate created hereby with the fee title to the Project, notwithstanding that this Lease or said leasehold estate and said fee title shall be owned by the same person or persons, without the prior written consent of such leasehold mortgagee;

(iii)                               the City shall serve upon each such leasehold mortgagee a copy of each notice of default and each notice of termination given to the Company under this Lease, at the same time as such notice is served upon the Company. No such notice to the Company shall be effective unless a copy thereof is thus served upon each leasehold mortgagee;

(iv)                              each leasehold mortgagee shall have the same period of time after the service of such notice upon it within which the Company may remedy or cause to be remedied the default which is the basis of the notice plus twenty (20) days; and the City shall accept performance by such leasehold mortgagee as timely performance by the Company;

(v)                                 such leasehold mortgagee shall not be required to continue possession or continue foreclosure proceedings under paragraph (vii) of this subsection if the particular default has been cured;

(vi)                              the City may exercise any of its rights or remedies with respect to any other default by the Company occurring during the period of such forbearance provided for under said paragraph (g), subject to the rights of the leasehold mortgagee under this Section as to such other defaults;

(vii)                           in case of default by the Company under this Lease, other than a default in the payment of money, the City shall take no action to effect a termination of this Lease by service of a notice or otherwise, without first giving to such leasehold mortgagee a reasonable time within which either to obtain possession of the Project and to remedy such default in the case of a default which is susceptible of being cured when such leasehold mortgagee has obtained possession of the Project, or to institute and with reasonable diligence to complete foreclosure proceedings or otherwise acquire the Company’s leasehold estate under this Lease in the case of a default which is not so susceptible of being remedied by such leasehold mortgagee, provided that the leasehold mortgagee shall deliver to the City within thirty (30) days after the expiration of the grace period applicable to the particular default, an instrument unconditionally agreeing to remedy such default other, than a default not susceptible of being remedied by such leasehold mortgagee. The City’s right to terminate this Lease by reason of a default which is not susceptible of being remedied by such leasehold mortgagee shall end with respect to such default when the leasehold mortgagee obtains possession of the Project as aforesaid, which possession shall be deemed to include possession by a receiver;

(viii)                        if this Lease shall terminate prior to the expiration of the Lease Term, the City shall enter into a new lease for the Project with any such leasehold mortgagee, or its designee or nominee, for the remainder of the term, effective as of the date of such termination, at the same rent and upon the same terms, covenants and conditions contained herein, except that such new lease shall not guarantee possession of the Project to the new tenant as against the Company and/or anyone claiming under the Company, and the City, simultaneously with the execution and delivery of such new lease, shall turn over to the new tenant all monies, if any, then held by the City under the Lease on behalf of the Company, on condition that:

(A)                              such leasehold mortgagee shall make written request for such new lease within thirty (30) days after the date of such termination, and

(B)                                on the commencement date of the term of the new lease, such leasehold mortgagee shall cure all defaults of the Company under the Lease (susceptible of being cured by such leasehold mortgagee) which remain uncured on that date, and shall pay or cause to be paid all unpaid sums which at such time would have been payable under this Lease but for such termination, and shall pay or cause to be paid to the City on that date all expenses, including reasonable counsel fees, court costs and disbursements, incurred by the City in connection with any such default and termination as well as in connection with the execution and delivery of such new lease; and

(ix) if such leasehold mortgagee or its designee or nominee shall become the owner of this Lease either following foreclosure of such Leasehold Mortgage or in liquidation of the indebtedness and in lieu of foreclosure thereof and such leasehold mortgagee or its designee or nominee shall have assigned this Lease, such leasehold mortgagee or its designee or nominee so assigning shall be released from all liability accruing from and after the date of such assignment.

If more that one leasehold mortgagee shall request such new lease, such new lease shall be made with and delivered to the leasehold mortgagee (or its nominee or designee) whose mortgage is prior in lien to those of any others. The opinion of a reputable title insurance company, licensed to insure title to real property in the State of Kansas, setting forth the order of priority of such mortgage liens, may be relied on by the City as conclusive evidence of such priority.

Section 10.5. Indemnification of City and Trustee. The Company shall indemnify and save the City and the Trustee harmless from and against all claims by or on behalf of any person; fire, or corporation arising from the conduct or management of, or from any work or thing done in, on or about, the Project during the Lease Term, and against and from all claims arising during the Lease Term from (a) any condition of the Project caused by the Company, (b) any breach or default on the part of the Company in the performance of any of its obligations under this Lease, (c) any contract entered into in by the Company or its sublesee, if any, in connection with the acquisition, purchase, construction, improving, equipping or remodeling of the Project, (d) any act of negligence of the Company or of any of its agents, contractors, servants, employees or licensees, and (e) any act of negligence of any assignee or sublessee of the Company, or of any agents, contractors, servants, employees or licensees of any assignee or sublessee of the Company; provided, however, the indemnification contained in this Section 10.5 shall not extend to the City or the Trustee if (i) such claim is the result of work being performed at the Project by employees of the City, or (ii) such claim is the result of the City’s gross negligence or willful misconduct. The Company shall indemnify and save the City and the Trustee harmless from and against all costs and expenses (except those which have arisen from the willful misconduct or gross negligence of the City or the Trustee) incurred in or in connection with any action or proceeding brought in connection with claims arising from circumstances described in clauses (a) through (e), and upon notice from the City or the Trustee, the Company shall defend them or either of them in any such action or proceeding.

Section 10.6. Depreciation, Investment Tax Credit and Other Tax Benefits. The City agrees that any depreciation, investment tax credit or any other tax benefits with respect to the Project or any part thereof shall be made available to the Company, and the City will fully cooperate with the Company in any effort by the Company to avail itself of any such depreciation, investment tax credit or other tax benefits.

Section 10.7. Company to Maintain its Corporate Existence. The Company agrees that until the Bonds are paid or payment is provided for in accordance with the terms of the Indenture, it will maintain its corporate existence, and will not dissolve or otherwise dispose of all or substantially all of its assets; provided, however, that the Company may, without violating the agreement contained in this Section, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States) or permit one or more other domestic corporations to consolidate with or merge into it, or may sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided, the surviving, resulting or transferee corporation expressly assumes in writing all the obligations of the Company contained in this Lease; and, further provided, that the surviving, resulting or transferee corporation, as the case may be, has a consolidated net worth (after giving effect to said consolidation, merger or transfer) at least equal to or greater than that of the Company immediately prior to said consolidation, merger or transfer. The term “net worth”, as used in this Section, shall mean the difference obtained by subtracting total liabilities (not including as a liability any capital or surplus item) from total assets of the Company and all of its subsidiaries. In any such consolidation, merger or transfer the Company shall comply with the provisions of Section 10.1 hereof to the extent applicable.

Section 10.8. Security Interests. At the written request of the Owner of the Bonds, the City and the Company agree to enter into all instruments (including financing statements and statements of continuation) necessary for perfection of and continuance of the perfection of the security interests of the City and the Trustee in the Project. Upon the written instructions of the Owner of the Bonds, the Trustee shall file all instruments the Owner of the Bonds shall deem necessary to be filed and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be Outstanding. The City and the Company shall cooperate with the Trustee in this regard by executing such continuation statements and providing such information as the Trustee may require to renew such liens. The Trustee shall maintain a file showing a description of all Project Equipment, said file to be compiled from the certificates furnished to the Trustee pursuant to Section 4.4 and Section 8.2 hereof.

ARTICLE XI

OPTION AND OBLIGATION TO PURCHASE THE PROJECT

Section 11.1. Option to Purchase the Project. The Company shall have, and is hereby granted, the option to purchase the Project at any time, prior to the expiration of the Lease Term upon payment in full of all Bonds then Outstanding or provision for their payment having been made pursuant to Article XIII of the Indenture. To exercise such option the Company shall give written notice to the City and to the Trustee, if any, of the Bonds as shall then be unpaid or provision for their payment shall not have been made in accordance with the provisions of the Indenture, and shall specify therein the date of closing such purchase, which date shall be not less than 30 nor more than 180 days from the date such notice is mailed, and in case of a redemption of the Bonds in accordance with the provisions of the Indenture the Company shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption. The purchase price payable by the Company in the event of its exercise of the option granted in this Section shall be the sum of the following:

(a)                                  an amount of money which, when added to the amount then on deposit in the Bond Fund, will be sufficient to redeem all the then Outstanding Bonds on the earliest redemption date next succeeding the closing date, including, without limitation, principal and interest to accrue to said redemption date and redemption expense; plus

(b)                                 an amount of money equal to the Trustee’s and the Paying Agent’s agreed to and reasonable fees and expenses under the Indenture accrued and to accrue until such redemption of the Bonds; plus

(c)                                  the sum of $100.

Section 11.2. Conveyance of the Project. At the closing of the purchase of the Project pursuant to this Article, the City will upon receipt of the purchase price deliver to the Company the following:

(a)                                  If the Indenture shall not at the time have been satisfied in full, a release from the Trustee of the Project from the lien and/or security interest of the Indenture.

(b)                                 Documents conveying to the Company legal title to the Project, as it then exists, subject to the following: (1) those liens and encumbrances, if any, to which title to the Project was subject when conveyed to the City; (2) those liens and encumbrances created by the Company or to the creation or suffering of which the Company consented; (3) these liens and encumbrances resulting from the failure of the Company to perform or observe any of the agreement on its part contained in this Lease; (4) Permitted Encumbrances other than the Indenture and this Lease; and (5) if the Project or any part thereof is being condemned, the rights and title of any condemning authority.

Section 11.3. Relative Position of Option and Indenture. The options and obligation to purchase the Project granted to the Company in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not the Company is in default wader this Lease, provided t hat such default will not result in nonfulfillment of any condition to the exercise of any such option and further provided that all options herein granted shall terminate upon the termination of this Lease.

Section 11.4. Obligation to Purchase the Project. The Company hereby agrees to purchase, and the City hereby agrees to sell, the Project for the sum of $100 at the expiration of the Lease Term following full payment of the Bonds or provision for payment thereof having been made in accordance with the provisions of the Indenture.

ARTICLE XII

DEFAULTS AND REMEDIES

Section 12.1. Events of Default. If any one or more of the following events shall occur and be continuing, it is hereby defined as and declared to be and to constitute an “Event of Default” or “default” under this Lease:

(a)                                  Default in the due and punctual payment of Basic Rent for a period of 5 days following written notice to the Company by the City or the Trustee or default in the due and punctual payment Additional Rent for a period of 30 days following written notice to the Company by the City or the Trustee; or

(b)                                 Default in the due observance or performance of any other covenant, agreement, obligation or provision of this Lease on the Company’s part to be observed or performed, and such default shall continue for 60 days after the City or the Trustee has given the Company written notice specifying such default (or such longer period as shall be reasonably required to cure such default; provided that (1) the Company has commenced such cure within said 60-day period, and (2) the Company diligently prosecutes such cure to completion); or

(c)                                  The Company shall: (1) admit in writing its inability to pay its debts as they become due; or (2) file a petition in bankruptcy or for reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code as now or in the future amended or any other similar present or future federal or state statute or regulation, or file a pleading asking for such relief, or (3) make an assignment for the benefit of creditors; or (4) consent to the appointment of a trustee, receiver or liquidator for all or a major portion of its property or shall fail to have the appointment of any trustee, receiver or liquidator made without the Company’s consent or acquiescence, vacated or set aside; or (5) be finally adjudicated as bankrupt or insolvent under any federal or state law; or (6) be subject to any proceeding, or suffer the entry of a final and non-appealable court order, under any federal or state law appointing a trustee, receiver or liquidator for all or a major part of its property or ordering the winding-up or liquidation of its affairs, or approving a petition filed against it under the Bankruptcy Code, as now or in the future amended, which order or proceeding, if not consented to by it, shall not be dismissed, vacated, denied, set aside or stayed within 60 days after the day of entry or commencement; or (7) suffer a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial portion of its property, and such writ or warrant of attachment or any similar process is not contested, stayed, or is not released within 60 days after the final entry, or levy or after any contest is finally adjudicated or any stay is vacated or set aside; or

(d)                                 The Company shall vacate or abandon the Project, or shall have been ejected from the Project or any portion thereof by reason of a defect in title to the Project, and the same shall remain uncared for and unoccupied for a period of 60 days; or

(e)                                  The occurrence and continuance of an “Event of Default” by the Company under the Tax Abatement Agreement following any applicable notice and grace period provided therein.

Section 12.2. Remedies on Default. If any Event of Default referred to in Section 12.1 hereof shall have occurred and be continuing, then the City may at the City’s election (subject, however, to any restrictions against acceleration of the maturity of the Bonds or termination of this Lease in the Indenture), then or at any time thereafter, and while such default shall continue, take any one or more of the following actions:

(a)                                  cause all amounts payable with respect to the Bonds for the remainder of the term of this Lease to become due and payable, as provided in the Indenture;

(b)                                 give the Company written notice of intention to terminate this Lease on a date specified therein, which date shall not be earlier than 30 days after such notice is given, and if all defaults have not then been cured, on the date so specified, the Company’s rights to possession of the Project shall cease and this Lease shall thereupon be terminated, and the City may re-enter and take possession of the Project; or

(c) without terminating this Lease, re-enter the Project to take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, and having elected to re-enter or take possession of the Project without terminating this Lease, the City shall use reasonable diligence to relet the Project, or parts thereof, for such term or terms and at such rental and upon such other terms and conditions as the City may deem advisable, with the right to make alterations and repairs to the Project, and no such re-entry or taking of possession of the Project by the City shall be construed as an election on the City’s part to terminate this Lease, and no such re-entry or taking of possession by the City shall relieve the Company of its obligation to pay Basic Rent or Additional Rent (at the time or times provided herein), or any of its other obligations under this Lease, all of which shall survive such re-entry or taking of possession, and the Company shall continue to pay the Basic Rent and Additional Rent provided for in this Lease until the end of this Lease Term, whether or not the Project shall have been relet, less the Net Proceeds, if any, of any reletting of the Project after deducting all of the City’s reasonable expenses in or in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, expenses of employees, alteration costs and expenses of preparation for reletting. Said Net Proceeds of any reletting shall be deposited in the Bond Fund. Having elected to re-enter or take possession of the Project without terminating this Lease, the City may (subject, however, to any restrictions against termination of this Lease in the Indenture), by notice to the

Company given at any time thereafter following an Event of Default, elect to terminate this Lease on a date to be specified in such notice, which date shall be not earlier than 30 days after re-entry under (c) above, and if all defaults shall not have then been cured, on the date so specified this Lease shall thereupon be terminated. If in accordance with any of the foregoing provisions of this Article the City shall have the right to elect to re-enter and take possession of the Project, the City may enter and expel the Company and those claiming through or under the Company and remove the property and effects of both or either (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant. The City may take whatever action at law or in equity which may appear necessary or desirable to collect rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Lease.

Section 12.3. Survival of Obligations. The Company covenants and agrees with the City and Bondowners that its obligations under this Lease shall survive the cancellation and termination of this Lease, for any cause, and that the Company shall continue to pay the Basic Rent and Additional Rent and perform all other obligations provided for in this Lease, all at the time or times provided in this Lease; provided, however, that upon the payment of all Basic Rent and Additional Rent required under Article V hereof, and upon the satisfaction and discharge of the Indenture under Section 1301 thereof, the Company’s obligation under this Lease shall thereupon cease and terminate in full.

Section 12.4. Limitation of Liability and Indemnity. Notwithstanding anything contained to the contrary in this Lease, it is agreed that the City will look only to the Company’s interest in and to the Project and any sublease with respect thereto for the collection of any judgment (or other judicial process) requiring the payment of money by the Company in the event of a breach or default under this Lease by the Company, and no other property or assets of the Company or its partners or principal, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any such judgment (or other judicial process).

Section 12.5. Performance of the Company’s Obligations by the City. If the Company shall fail to keep or perform any of its obligations as provided in this Lease in the making of any payment or performance of any obligation, then the City, or the Trustee in the City’s name, may (but shall not be obligated so to do) upon the continuance of such failure on the Company’s part for 30 days after written notice of such failure is given the Company by the City or the Trustee, and without waiving or releasing the Company from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and all reasonable sums so paid by the City or the Trustee and all necessary incidental reasonable costs and expenses incurred by the City or the Trustee in performing such obligations shall be deemed Additional Rent and shall be paid to the City or the Trustee on demand, and if not so paid by the Company, the City or the Trustee shall have the same rights and remedies provided for in Section 12.2 hereof in the case of default by the Company in the payment of Basic Rent.

Section 12.6. Rights and Remedies Cumulative. The rights and remedies reserved by the City and the Company hereunder and those provided by law shall be construed as cumulative and continuing rights. No one of them shall be exhausted by the exercise thereof on one or more occasions. The City and the Company shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, notwithstanding availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

Section 12.7. Waiver of Breach. No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by the Company of any covenant, agreement or undertaking by the Company, the City may nevertheless accept from the Company any payment or payments hereunder without in any way waiving City’s right to exercise any of its rights and remedies provided for herein with respect to any such breach or breaches of the Company which were in existence at the time such payment or payments were accepted by the City.

Section 12.8. Notice of Defaults Under Section 12.1; Opportunity of Company to Cure Defaults.

(a)                                  Anything herein to the contrary notwithstanding, no default specified in Section 12.1(c) through (e) shall constitute an Event of Default until actual notice of such default by registered or certified mail shall be given by the Trustee or by the Owners of 25% in aggregate principal amount of all Bonds Outstanding to the Company and the Company shall have had 30 days after receipt of such notice to correct said default or cause said default to be corrected, and shall not have corrected said default or caused said default to be corrected within such period; provided, however, if any such default shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Company within such period and diligently pursued until the default is corrected.

(b)                                 Anything herein to the contrary notwithstanding, no default specified in Section 12.1(b) shall constitute an Event of Default until actual notice of such default by registered or certified mail shall be given (i) at any time the Company is the Owner of 100% in aggregate principal amount of all Bonds Outstanding, by the Owner of 100% in aggregate principal amount of all Bonds Outstanding, and (ii) at any time the Company is not the Owner of 100% in aggregate principal amount of all Bonds Outstanding, the Trustee or by the Owners of 25% in aggregate principal amount of all Bonds Outstanding, to the Company and the Company shall have had 30 days after receipt of such notice to correct said default or cause said default to be corrected, and shall not have corrected said default or caused said default to be corrected within such period; provided, however, if any such default shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Company within such period and diligently pursued until the default is corrected.

(c)                                  With regard to any alleged default concerning which notice is given to the Company under the provisions of this Section, the City hereby grants the Company full authority for account of the City to perform any covenant or obligation, the nonperformance of which is alleged in said notice to constitute a default, in the name and stead of the City, with full power to do any and all things and acts to the same extent that the City could do and perform any such things and acts in order to remedy such default.

Section 12.9. Trustee’s Exercise of the City’s Remedies. Whenever any Event of Default

shall have occurred and be continuing, the Trustee may, but except as otherwise provided in the Indenture shall not be obliged to, exercise any or all of the rights of the City under this Article, upon notice as required of the City unless the City has already given the required notice. In addition, the Trustee shall have available to it all of the remedies prescribed by the Indenture.

ARTICLE XIII

ASSIGNMENT AND SUBLEASE

Section 13.1. Assignment; Sublease.

(a)                                  The Company shall have the right to assign, transfer, encumber or dispose of this Lease or any interest therein or part thereof, with the written consent of the City, for any lawful purpose under the Act. With respect to any assignment, the Company shall comply with the following conditions:

(1)                                  Such assignment shall be in writing, duly executed and acknowledged by the assignor and in proper form for recording;

(2)                                  Such assignment shall include the entire then unexpired term of this. Lease;

(3)                                  A duplicate original of such assignment shall be delivered to the City within ten (10) days after the execution thereof, together with an assumption agreement, duly executed and acknowledged by the assignee in proper form for recording, by which the assignee shall assume all of the terms, covenants and conditions of this Lease on the part of the Company to be performed and observed; and

(4)                                  At the time of any such assignment there shall be no damage or destruction to the Project which has not been repaired, restored and replaced in accordance with the provisions of this Lease, unless any funds then held by the Company for the purposes of such repair, restoration and replacement are simultaneously transferred to the assignee.

Upon the satisfaction of the conditions set forth herein; the assignor shall be relieved of all further liability occurring on and after the effective date of such assignment. The consent of the City to any assignment, transfer, encumbrance or disposition described in this subsection (a) shall not be unreasonably withheld or .delayed.

(b) The Company shall have the right, with the written consent of the City, to sublet all of the Project to a single entity for any lawful purpose under the Act. The Company shall have the right, without the consent of the City, to sublet any part of the Project to more than one entity in the ordinary course of its business for any lawful purpose under the Act. No sublease of the Project shall release or discharge the Company from its primary liability for the payment of the Basic Rent and Additional Rent hereunder and the performance of each and all of the covenants and agreements herein contained, and its duties and obligations under this Lease s hall continue as if no such sublease had been made. The Company shall, within 10 days after the delivery thereof, furnish or cause to be furnished to the City and the Trustee a true and correct copy of each such sublease. Any sublease may provide, at the Company’s option, that the City’s consent shall not be required in respect of any further subletting thereunder if such further subletting is for a similar purpose as the original sublease and is for a purpose permissible under the Act.

If for any reason this Lease and the leasehold estate of the Company hereunder is terminated by the City by summary proceedings or otherwise in accordance with the terms of this Lease, the City covenants and agrees that such termination of this Lease shall not result in a termination of any sublease affecting the Project or any part or parts thereof and that they shall all continue for the duration of their respective terms and any extensions thereof as a direct lease between the City hereunder and the sublessee thereunder, with the same force and effect as if the City hereunder had originally entered into such sublease as landlord thereunder_ Any such sublessee shall not be named or joined in any action or proceeding by the City under this Lease to recover possession of the Project or for any other relief if such sublessee is not then in default under the terms of its sublease beyond any applicable grace period for curing the same. The City shall, upon request, execute, acknowledge and deliver such agreements evidencing and agreeing to the foregoing in a form reasonably satisfactory to the Company.

Any consent of the City required by this subsection (b) shall not be unreasonably withheld or delayed.

Section 13.2. Assignment of Revenues by City. The City shall assign and pledge any rents, revenues and receipts receivable under this Lease, to the Trustee pursuant to the Indenture as security for payment of the principal of interest and premium, if any, on the Bonds and the Company hereby consents to such pledge and assignment.

Section 13.3. Prohibition Against Fee Mortgage of Project. The City shall not mortgage its fee interest in the Project, but may assign its interest in and pledge any moneys receivable under this Lease to the Trustee pursuant to the Indenture as security for payment of the principal of and interest on the Bonds.

Section 13.4. Restrictions on Sale or Encumbrance of Project by City. During the Lease Term, the City agrees that,. except to secure the Bonds to be issued pursuant to the Indenture, it will not sell, assign, encumber, mortgage, transfer or convey the Project or any interest therein.

ARTICLE XIV

AMENDMENTS, CHANGES AND MODIFICATIONS

Section 14.1. Amendments, Changes and Modifications. Except as otherwise provided in this Lease or in the Indenture, subsequent to the issuance of Bonds and prior to the payment in full of the. Bonds (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), this Lease may not be effectively amended, changed, modified, altered or terminated without the prior written consent of the Trustee, given in accordance with the provisions of the Indenture.

ARTICLE XV

MISCELLANEOUS PROVISIONS

Section 15.1. Notices. All notices, certificates or other communications required or desired to be given hereunder shall be in writing and shall be deemed duly given when (z) mailed by registered or certified mail, postage prepaid, or (ii) sent by overnight delivery or other delivery service which requires written acknowledgment of receipt by the addressee, addressed as follows:

(a)	To the City:	City of Garnett, Kansas
City Hall
131 W. 5th Avenue
Garnett, Kansas 66032
Attention: City Clerk

(b)	To the Company:	East Kansas Agri-Energy, L.L.C.
1304 South Main
Garnett, Kansas 66032
Attention: President

(c)	To the Trustee;	Security Bank of Kansas City
701 Minnesota Avenue
Kansas City, Kansas 66101
Attention: Corporate Trust Department

All notices given by certified or registered mail as aforesaid shall be deemed fully given as of the date they are so mailed. A duplicate copy of each notice, certificate or other communication given hereunder by either the City or the Company to the other shall also be given to the Trustee. The City, the Company and the Trustee may from time to time designate, by notice given hereunder to the others of such parties, such other address to which subsequent notices, certificates or other communications shall be sent.

Section 15.2. City Shall Not Unreasonably Withhold Consents and Approvals. Wherever in this Lease it is provided that the City shall, may or must give its approval or consent, or execute supplemental agreements or schedules, the City shall not unreasonably, arbitrarily or unnecessarily withhold or refuse to give such approvals or consents or refuse to execute such supplemental agreements or schedules.

Section 15.3. Net Lease. The parties hereto agree (a) that this Lease shall be deemed and construed to be a net lease, (b) that the payments of Basic Rent are designed to provide the City and the Trustee funds adequate in amount to pay all principal of and interest accruing on the Bonds as the same become due and payable, and (c) that if after the principal of and interest on the Bonds and all costs incident to the payment of the Bonds have been paid in full the Trustee or the City holds unexpended fluids received in accordance with the terms hereof such unexpended funds shall, after payment therefrom of all sums then due and owing by the Company under the terms of this Lease, and except as otherwise provided in this Lease and the Indenture, become the absolute property of and be paid over forthwith to the Company.

Section 15.4. No Pecuniary Liability. No provision, covenant or agreement contained in this Lease, the Indenture or the Bonds, or any obligation herein or therein imposed upon the City, or the breach thereof, shall constitute or give rise to or impose upon the City a pecuniary liability or a charge upon the general credit or taxing powers of the City of Olathe or the State of Kansas. Such limitation shall not apply to any liability or charge directly resulting from the City’s breach of any provision, covenant or agreement contained herein.

Section 15.5. Governing Law. This Lease shall be construed in accordance with and governed by the laws of Kansas.

Section 15.6. Electronic Storage. The parties agree that the transaction described herein may be conducted and related documents may be stored by electronic means.

Section 15.7. Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the City and the Company and their respective successors and assigns.

Section 15.8. Severability. If for any reason any provision of this Lease shall be determined to be invalid or unenforceable, the validity and enforceability of the other provisions hereof shall not be affected thereby.

Section 15.9. Execution in Counterparts. This Lease may be executed simultaneously in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same instrument.

[Remainder of page intentionally blank.]

IN WITNESS WIIEREOF, the parties hereto have caused this Lease to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

CITY OF GARNETT, KANSAS

		By:	/s/ James A. Shmudl
Mayor

(Seal)

ATTEST:

By:	/s/ Joyce E. Martin
City Clerk

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EAST KANSAS AGRI-ENERGY, L.L.C.

By:	/s/ William R. Pracht
William R Pracht
Chairman and President

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EXHIBIT A

EXCLUDED PROPERTY

Any and all personal property located on the project Site purchased by the Company from moneys other than the proceeds of the Bonds.

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EXHIBIT B

PROJECT EQUIPMENT

All items of machinery, equipment and parts or other personal property installed or acquired or to be acquired for installation in the Project Improvements or elsewhere on the Project Site, or for use in connection with the Company’s business, pursuant to Article IV hereof and paid for in whole or in part from the proceeds of Bonds; and all replacements thereof and substitutions therefor made pursuant to this Lease.

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EXHIBIT C

PROJECT IMPROVEMENTS

All buildings, structures, improvements and fixtures located on or to be acquired or purchased for the construction, improvement, equipping or remodeling of the Project Site pursuant to Article IV hereof and paid for in whole or in part from the proceeds of Bonds and all additions, alterations, modifications and improvements thereof made pursuant to this Lease.

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EXHIBIT D

PROJECT SITE

Tract 1:

All of Lots One (1), Two (2), Three (3) and Four (4), except the West 450 feet of said Lot Two (2) and Lot Three (3), in the Golden Prairie Industrial Park Addition to the City of Garnett, Anderson County, Kansas.

A strip of land described as the South 50 feet of the West 450 feet of Lot Two (2), in the Golden Prairie Industrial Park Addition to the City of Garnett, Anderson County, Kansas;

together with the southern half of vacated NE 1700 Road abutting the northern boundary of the land described above.

Tract 2:

Beginning at a 1/2” rebar at the Southwest corner of the Southeast Quarter (SE/4) of Section Thirty (30), Township Twenty (20) South, Range Twenty (20) East of the Sixth Principal Meridian, THENCE North 02°14’48” West for a distance of 925.52 feet to a 1/2” rebar on the West line of said Southeast Quarter (SE/4), THENCE South 68°39’56” East for a distance of 896.17 feet to a 1/2” rebar; THENCE South 74°03’04” East for a distance of 428.02 feet to a 1/2” rebar; THENCE South 02°14’48” East for a distance of 444.00 feet to a 1/2” rebar on the. South line of said Southeast Quarter (SE/4); THENCE South 88°15’01” West for a distance of 1228.00 feet along said South line to the point of beginning;

together with the northern half of vacated NE 1700 Road abutting-the southerly boundary of the land described above.

Tract 3:

Lot Five (5) and Lot Six-A (6-A), less the North 100 feet of s aid Lot Six-A (6 A), in Golden Prairie Industrial Park Addition to the City of Garnett, Anderson County, Kansas.

Tract 4:

Grant of Easement and Right of Way dated April 5, 2005 recorded April 7, 2005 in Book 77, of MCL, page 59, in the office of the Register of Deeds, Anderson County, Kansas, covering the following property:

Commencing at a 1/2” rebar at the Southeast Corner of the Southwest Quarter of Section 30, Township 20 South, Range 20 East of the Sixth Principal Meridian, City of Garnett, Anderson County., Kansas; THENCE North 02 degrees 14 minutes 48 seconds West for a distance of 798.23 feet along the East line of said Southwest Quarter; THENCE North 70 degrees 59 minutes 38 seconds West for a distance of 51.33 feet to the East line of the Rail Road Depot as described in Deed Book 16, Page 605, the POINT OF BEGINNING; THENCE North 70 degrees 59 minutes 38 seconds West for a distance of 301.01 feet to the West line of said Rail Road Depot; THENCE North 12 degrees 22 minutes 55 seconds East for a distance of 60.40. feet along said West line; THENCE South 70 degrees 59 minutes 38 seconds East for a distance of 305.09 feet to the East line of said Rail Road Depot; THENCE South 16 degrees 15 minutes 12 seconds West for a distance of 60.06 feet to the POINT OF BEGINNING. Together with and subject to covenants, easements, and restrictions of record. Said property contains 18182.9 square feet more or less in Anderson County, Kansas, as shown on survey by Taylor Design Group, P.A., dated March, 2005.

EXHIBIT E

[FORM OF REQUISITION CERTIFICATE]

Requisition No.
Date:

REQUISITION CERTIFICATE

TO:                            SECURITY BANK OF KANSAS CITY, AS TRUSTEE UNDER A TRUST INDENTURE DATED AS OF DECEMBER 1, 2005, BETWEEN THE CITY OF GARNETT, KANSAS, AND THE TRUSTEE, AND LEASE AGREEMENT DATED AS OF DECEMBER 1, 2005, BETWEEN THE CITY OF GARNETT, KANSAS, AND EAST KANSAS AGRI-ENERGY, L.L.C.

The undersigned hereby requests that a total of $                           be paid for Project Costs (as defined in said Lease) in such amounts, to such payees and for such purposes as set forth on Schedule 1 attached hereto.

I hereby state and certify that: (i) the amounts requested are or were necessary and appropriate in connection with the acquisition, purchase, construction, improving, equipping or remodeling of the Project, have been properly incurred and are a proper charge against the Construction Fund, and have been paid by or are justly due to the persons whose names and addresses are stated above, and have not been the basis of any previous requisition from the Construction Fund; (ii) as of this date, except for the amounts referred to above, there are no, to the best of my knowledge, outstanding statements which are due and payable for labor, wages, materials, supplies or services in connection with the acquisition, purchase, construction, improving, equipping or remodeling of said buildings and improvements which, if unpaid, might become the basis of a vendors’, mechanics’, laborers’ or materialmen’s statutory or similar lien upon the Project or any part thereof; and (iii) no part of the several amounts paid or due as stated above has been or is being made the basis for the withdrawal of any moneys from the. Construction Fund in any previous or pending application for payment made pursuant to said Lease.

For any payee which is the Company the undersigned hereby instructs the Trustee to make such payment by wire transfer to the following account:                                                            , ABA No.                  ,Credit Account No.                     (EAST KANSAS AGRI-ENERGY, L.L.C.).

EAST KANSAS AGRI-ENERGY, L.L.C.

By:
Name:
Title:

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SCHEDULE 1 TO REQUISITION CERTIFICATE

Amount	Payee and Address	Description

$

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